Exhibit 4.25

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

NOVATION AGREEMEMT

This Novation Agreement (hereinafter referred to as the “Agreement”) is entered into on May 1, 2025 by and between:

I.	PARTY A: VINHOMES HAI PHONG INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY

Head office address: No. 7, Bang Lang 1 Street, Vinhomes Riverside Urban Area, Viet Hung Ward, Long Bien District, Hanoi City, Vietnam

Business Registration Number: [***]

Representative: [***]

Title: [***]

Hereinafter referred to as “VHIZ HP” or “Lessor”

II.	PARTY B: VINEG GREEN ENERGY SOLUTIONS JOINT STOCK COMPANY

Head office address: Dinh Vu - Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam.

Business Registration Number: [***]

Representative: [***]

Title: [***]

Hereinafter referred to as “VINEG” or “Transferor”

III.	PARTY C: VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

Head office address: Dinh Vu - Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam.

Business Registration Number: [***]

Representative: [***]

Title: [***]

Hereinafter referred to as “VINFAST” or “Transferee”

VHIZ HP, VINEG, VINFAST hereinafter are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS:

-	VHIZ HP and VINEG GREEN ENERGY SOLUTIONS JOINT STOCK COMPANY (hereinafter referred to as “VINES”) have entered into the Factory Lease Agreement No. 0111/2022/HĐTNX/VEX-VHIZ (hereinafter referred to as “Agreement”) dated November 1, 2022. Pursuant thereto, VINES leased a battery packaging workshop (battery pack) and a portion of the e-bus factory to implement Phase 1 of the research, pilot testing, and production project for VINES’s batteries.
-	VHIZ HP and VINEG have entered into Appendix No. 06, pursuant to which VINEG has succeeded to all rights and obligations of VINES in relation to Factory Lease Agreement No. 0111/2022/HĐTNX/VEX-VHIZ dated June 30, 2024.
-	The Transferor hereby transfers to the Transferee all of its rights and obligations under the Agreement, and the Transferee hereby accepts such transfer and shall assume and perform all such rights and obligations with effect from the Effective Date, in accordance with the terms and conditions of this Agreement.

ARTICLE 1: INTRODUCTION OF LEASING FACTORY

1.1	Location of the Factory: Pursuant to Appendix 1 of this Agreement, the premises located at the E-bus factory under VinFast Automobile Manufacturing Complex, or such other name as may be designated by Lessor or the competent authority from time to time (the “Project”), are owned by Lessor and leased to Lessee in accordance with the terms and conditions set out in this Factory Lease Agreement.
1.2	Condition of the factory (the “Factory”): As-is condition as at the Handover Date, as detailed in the Handover Minutes referred to in Article 4 of this Lease Agreement (the “Agreement”).
1.3	Area specifications of the Factory (the “Leased Area”): The gross floor area of a portion of the eBus factory: 8,500 m² (being the aggregate constructed floor area of all floors of the Factory, measured to the outer faces of the main structural walls of the Factory).
1.4	Purpose of Lease: For the implementation of the batteries research, pilot testing, and production project invested in and carried out by the Lessee, and in compliance with the applicable land use planning and land use master plan of the Land Plot and the Project (the “Production Project”).
1.5	Equipment attached to the Factory: As set out in the Appendix 2 of this Agreement (details and technical specifications of the Factory) (the “Equipment”).
1.6	Other information and contents relating to the Factory: As set out in Appendix 2 of this Agreement (details and technical specifications of the Factory).
1.7	Location and site of the Factory area: The entire land area within the outer boundary lines of the fences enclosing the Factory (collectively, the “Land”), which is under the lawful ownership of the Lessor, including the Factory and ancillary buildings (such as parking areas, waste collection areas, etc.), structures, technical infrastructure systems, and other systems constructed within the Land, as described in Appendix 2 of this Agreement (details and technical specifications of the Factory)

ARTICLE 2: AGREEMENT OF THE PARTIES:

The Parties acknowledge and agree that:

2.1	VINFAST shall assume and perform all rights and obligations in respect of the transferred portion of the leased area under Factory Lease Agreement No. 0111/2022/HĐTNX/VEX-VHIZ from the Transfer Date.
2.2	VINEG shall continue to assume and perform all rights and obligations in respect of the remaining portion of the leased area under Factory Lease Agreement 0111/2022/HĐTNX/VEX-VHIZ.

ARTICLE 3: DETAILED BANK ACCOUNT INFORMATION OF THE LESSOR IS AS FOLLOWS:

Account name: [***]

Account number: [***]

At bank: [***]

ARTICLE 4: GENERAL PROVISIONS

4.1	Except as otherwise agreed by the Parties in this Agreement, all other provisions of the Lease Agreement shall remain unchanged and in full force and effect.
4.2	This Agreement is made into 06 (six) originals in Vietnamese of equal legal validity, each Party shall keep 02 (two) originals for implementation.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement on the date first written above.

REPRESENTATIVE OF	REPRESENTATIVE OF	REPRESENTATIVE OF
VHIZ HP	VINEG	VINFAST

(Signed and Sealed)	(Signed and Sealed)	(Signed and Sealed)
/s/ [***]	/s/ [***]	/s/ [***]